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PRESS RELEASE

                                                                 January 9, 2001


 SMARTERKIDS.COM, INC. ANNOUNCES FILING OF ITS PRELIMINARY PROXY STATEMENT WITH
                     THE SECURITIES AND EXCHANGE COMMISSION

(NEEDHAM, MASS.): SmarterKids.com, Inc. announced today that it has filed with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the proposed combination of SmarterKids.com and Earlychildhood LLC (formerly Earlychildhood.com LLC). The combination agreement between SmarterKids.com and Earlychildhood LLC was previously announced on November 15, 2000 and a report on Form 8-K with respect to the combination was filed with the Securities and Exchange Commission on that day. Pursuant to the combination agreement, and subject to the approval of SmarterKids.com's shareholders at a Special Meeting of Stockholders to be held in the spring of 2001, SmarterKids.com and Earlychildhood LLC would each become a wholly-owned subsidiary of a newly formed holding company called LearningStar Corp. (previously named S-E Educational Holdings, Corp.). The business of LearningStar would be the combined businesses currently conducted by SmarterKids.com, Inc. and Earlychildhood LLC. If the combination agreement is approved by SmarterKids.com shareholders and certain other conditions to the combination are satisfied, the equity holders of SmarterKids.com would receive approximately one-third, and the holders of membership interests and options therefor in Earlychildhood LLC would receive approximately two-thirds, of the newly issued capital stock of LearningStar Corp. It is anticipated that LearningStar would apply for listing on the Nasdaq National Market, and there would be created a public market for the Common Stock of LearningStar received by shareholders of SmarterKids.com and members of EarlyChildhood LLC pursuant to the combination.

The preliminary proxy statement which SmarterKids.com has filed with the SEC is preliminary only and has not been reviewed by the Securities and Exchange Commission. The preliminary proxy statement and a related Registration Statement on Form S-4 filed by LearningStar Corp. each contain detailed information about the terms of the proposed combination and information about both SmarterKids.com and Earlychildhood LLC. Because Earlychildhood LLC is a privately-held California limited liability company, information about its financial results of operations and its financial condition and other material aspects of its business have not previously been publicly available and may be considered material to investors in SmarterKids.com.

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ABOUT SMARTERKIDS.COM

SmarterKids.com, Inc. (Nasdaq:SKDS), a Delaware corporation, is a leading education store and resource dedicated to helping parents help their children learn, discover, and grow. The site offers one of the most personalized shopping experiences, matching a child's learning style and needs with teacher-reviewed toys, games, books, software, music, and videos. The company features specialty centers for special needs and gifted children, the Grade Expectations! guide to education standards, state-specific test information and product recommendations in the State Test Prep Center, and thousands of educational toys and services for children ages infant through 15. SmarterKids is headquartered in Needham, Mass. More information on the company can be found at www.smarterkids.com.

ABOUT EARLYCHILDHOOD

Earlychildhood LLC (ECC) is a fully integrated, multi channel supplier of educational products, services and information to schools, educational professionals and parents serving the early childhood and elementary school communities. Founded in 1985 by Ronald Elliott, Earlychildhood manufactures, imports and sells company-developed products as part of its diverse mix of school supplies and educational toys, while also distributing and selling a carefully selected range of third-party brands such as Crayola(R), Lego(R) and Elmer's(R). Earlychildhood utilizes multiple sales, marketing and distribution channels, including:

     .  catalogs issued under its tradename Discount School Supply, or DSS;

     . sales programs conducted through its wholly-owned subsidiary, Educational Products, Inc., or EPI;

     .  the Earlychildhood.com website; and

     . EARLYCHILDHOOD NEWS, a professional content resource published in print and online.

     All of the foregoing are supported by a national sales force which, as of December 31, 2000, numbered 93 people. ECC has over 400 employees and is headquartered in Monterey, CA. For more information, visit ECC's website at www.earlychildhood.com and EPI's at www.educationalproducts.com.

J.P. Morgan H&Q, a division of Chase Securities, Inc., served as financial advisor to SmarterKids.com; Thomas Weisel Partners, LLP served as financial advisor to Earlychildhood.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY SMARTERKIDS.COM) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING STATEMENTS RELATING TO CONSUMMATION OF THE COMBINATION, FUTURE ANTICIPATED REVENUES OF THE COMBINED COMPANIES, COST SAVINGS AND OTHER SYNERGIES RESULTING FORM THE COMBINATION, SUCCESS OF CURRENT PRODUCT OFFERINGS AND OTHER MATTERS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, SUCH RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF SMARTERKIDS.COM. FOR A DESCRIPTION OF ADDITIONAL RISKS AND UNCERTAINTIES, PLEASE REFER TO THE SMARTERKIDS.COM FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL AND QUARTERLY REPORTS ON FORMS 10-K AND 10-Q.

CONTACT: Pauline O'Keeffe, Director of Corporate Communications of SmarterKids.com, Inc., (781) 292-3048.